UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

THE SAINT JAMES COMPANY

(Exact name of registrant as specified in its charter)

North Carolina	000-13738	56-1426581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadway Plaza, 520 Broadway, Suite 350 Santa Monica CA 90401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 739-5696

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 - Changes in Registrant’s Certifying Accountant.

We dismissed Larry O’Donnell, CPA, P.C. (“O’Donnell”) as our principal accountant effective on November 5, 2008, and we appointed Kelly & Company, Certified Public Accountant, an accountancy corporation (“Kelly”) as our new principal accountant. O’Donnell’s report on our financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

During our two most recent fiscal years, and the subsequent interim period through O’Donnell’s dismissal, there were no disagreements with O’Donnell on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of O’Donnell, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

We engaged Kelly as our new independent accountant as of November 11, 2008. During our two most recent fiscal years, and the subsequent interim period through Kelly’s hiring, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

We requested O’Donnell to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and, if not, expressing the respects in which it does not agree. The letter was furnished by O’Donnell to us and is attached to this Current Report as Exhibit 16.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Document

16.1	Letter from Larry O' Donnell, CPA, P.C., dated November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	THE SAINT JAMES COMPANY

	By:	/S/ WAYNE GRONQUIST
Wayne Gronquist, President